UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2013

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On May 8, 2013, the Company issued a press release announcing that its indirect subsidiary, Kaman Aerospace Corporation (“KAC”), has entered into definitive contract arrangements with the New Zealand Ministry of Defence with respect to the purchase and sale of ten SH-2G(I) Super Seasprite aircraft, spare parts, a full mission flight simulator, and related logistics support. As previously announced, the contract has an estimated value of approximately $120 million and calls for the aircraft to be delivered over an approximately three-year period, with revenue recognition beginning in 2013. A copy of the Company’s press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference in response to this Item 8.01.

Forward Looking Statements

This report includes "forward looking statements" concerning a potential business transaction, its anticipated financial and business impact, and management's beliefs and objectives with respect thereto, based on assumptions currently believed to be valid. These statements involve risks and uncertainties that could cause actual results to differ from those anticipated, including but not limited to the economic, political, regulatory, legal, technological, competitive and other uncertainties identified in SEC filings submitted by the Company from time to time, including Annual Reports on Form 10-K , Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward looking statements included in this report are made only as of the date hereof, and the Company does not undertake any obligation to update the forward looking statements to reflect subsequent events or circumstances.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

The following document is furnished as an Exhibit pursuant to Item 8.01 hereof:

Exhibit 99.1 – Press Release of the Company dated May 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President and General Counsel

Date: May 8, 2013

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit	Description

99.1	Press Release dated May 8, 2013	Attached